Exhibit 99.7


                             ASSIGNMENT AGREEMENT


           ASSIGNMENT AGREEMENT, dated as of September 28, 2006 ("Assignment Agreement"), among COUNTRYWIDE HOME LOANS, INC. ("Assignor"), THE BANK OF NEW YORK ("Assignee"), not in its individual or corporate capacity but solely as Swap Contract Administrator for CWABS, Inc. Asset-Backed Certificates Series 2006-18, pursuant to a Swap Contract Administration Agreement (the "Swap Contract Administration Agreement") dated as of September 28, 2006, and SWISS RE FINANCIAL PRODUCTS CORPORATION ("Remaining Party").

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, effective as of September 28, 2006, Assignor desires to assign all of its rights and delegate all of its duties and obligations to Assignee under a certain Transaction (the "Assigned Transaction") as evidenced by a certain confirmation with a Trade Date of September 19, 2006, whose SWISS RE FINANCIAL PRODUCTS CORPORATION reference number is 1084972 (the "Confirmation"), a copy of which is attached hereto as Exhibit I;

           WHEREAS, Assignor and Remaining Party executed and delivered the Confirmation in connection with, and as part of, the ISDA Master Agreement dated as of December 15, 2005, as amended or supplemented from time to time (the "Old Master Agreement"), between Assignor and Remaining Party;

           WHEREAS, Assignee desires to accept the assignment of rights and assume the delegation of duties and obligations of the Assignor under the Assigned Transaction and the Confirmation, including any modifications that may be agreed to by Assignee and Remaining Party; and

           WHEREAS, Assignor desires to obtain the written consent of Remaining Party to the assignment, delegation and assumption, and Remaining Party desires to grant such consent in accordance with the terms hereof.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

           1. Assignment and Assumption. Effective as of and from September 28, 2006 (the "Effective Date"), Assignor hereby assigns all of its rights and delegates all of its duties and obligations to Assignee, and Assignee hereby assumes all Assignor's rights, duties, and obligations, under the Assigned Transaction and the Confirmation arising on or after the Effective Date.

           2. Release. Effective as of and from the Effective Date, Remaining Party and Assignor hereby release one another from all duties and obligations owed under and in respect of the Assigned Transaction and the Confirmation, and Assignor hereby terminates its rights under and in respect of the Assigned Transaction; provided, that such release shall not affect

Remaining Party's obligation to pay the Upfront Amount in accordance with the terms of the Assigned Transaction and the Confirmation.

           3. Limitation on Liability. Assignor and Remaining Party agree to the following: (a) The Bank of New York ("BNY") is entering into this Assignment Agreement not in its individual or corporate capacity, but solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under the Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignee under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by Assignor and Remaining Party and any person claiming by, through or under either such party; and (c) recourse against BNY shall be limited to the assets available under the Swap Contract Administration Agreement or the Pooling and Servicing Agreement for CWABS, Inc. Asset-Backed Certificates Series 2006-18 dated as of September 1, 2006 among CWABS, Inc. as depositor, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans, Inc. as a seller, Countrywide Home Loans Servicing LP, as master servicer, and BNY, as trustee.

           4. Consent and Acknowledgment of Remaining Party. Remaining Party hereby consents to the assignment and delegation by Assignor to Assignee of all the rights, duties, and obligations of Assignor under the Assigned Transaction pursuant to this Assignment Agreement.

           5. Governing Agreement. The Assigned Transaction and the Confirmation shall form a part of, and be subject to, the ISDA Master Agreement dated as of September 28, 2006, as amended or supplemented from time to time (the "New Master Agreement"), between Assignee and Remaining Party. The Confirmation shall form a part of, and be subject to, the New Master Agreement.

           6. Representations. Each party hereby represents and warrants to the other parties as follows:

           (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation;

           (b) It has the power to execute and deliver this Assignment Agreement; and

           (c) Its obligations under this Assignment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

           As of the Effective Date, each of Assignor and Remaining Party represents that no event or condition has occurred that constitutes an Event of Default, a Potential Event of Default or, to the party's knowledge, a Termination Event (as such terms are defined in the Confirmation and the New Master Agreement), with respect to the party, and no such event would occur as a result of the party's entering into or performing its obligations under this Assignment Agreement.

           7. Indemnity. Assignor hereby agrees to indemnify and hold harmless Assignee with respect to any and all claims arising under the Assigned Transaction prior to the Effective Date. Assignee (subject to the limitations set forth in paragraph 3 above) hereby agrees to


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


indemnify and hold harmless Assignor with respect to any and all claims arising under the Assigned Transaction on or after the Effective Date.

           8. Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof (except Section 5-1401 and 5-1402 of the New York General Obligations Law).

           9. Notices. For the purposes of this Assignment Agreement and
Section 12(a) of the Old Master Agreement and New Master Agreement, as applicable, the addresses for notices or communications are as follows: (i) in the case of Assignor, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Leon Daniels, Jr., with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to Assignee and Remaining Party; (ii) in the case of Assignee, The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWABS, Series 2006-18 or such other address as may be hereafter furnished in writing to Assignor and Remaining Party; and (iii) in the case of Remaining Party,

           Address:     55 East 52nd Street
                        New York, New York 10055
                        Fax: /Phone:
           Attention:   Swap Documentation
           Tel No.      (212) 407-7322
           Fax No.      (212) 322-7201

           or such other address as may be hereafter furnished in writing to Assignor and Assignee.

           10. Payments. All payments (if any) remitted by Remaining Party under the Assigned Transaction shall be made by wire transfer according to the following instructions:

           The Bank of New York
           New York, NY
           ABA # 021-000-018
           GLA # 111-565
           For Further Credit:  TAS A/C 501415
           Attn: Kevin Flynn 212-815-6436
           Fax: 212-815-3986

           11. Optional Termination.

           (a)   Upon the occurrence of an Optional Termination pursuant to
                 Section 9.01 of the Pooling and Servicing Agreement dated as of September 1, 2006 among CWABS, Inc. as depositor, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans, Inc. as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (the "Pooling and Servicing Agreement"), the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following:


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


                 "With respect to each Calculation Period the amount set forth for such period in Annex A attached hereto multiplied by a factor. The factor will be set at the time of the Optional Termination to be the quotient of (i) the Notional Amount immediately prior to the Optional Termination (which for avoidance of doubt was the lesser of (a) the amount set forth for such period in Annex A attached hereto and (b) the aggregate Certificate Principal Balance of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates (as defined in the Pooling and Servicing Agreement) immediately prior to the Optional Termination) divided by (ii) the corresponding amount set forth for such period in Annex A attached hereto."

           (b)   Upon the occurrence of an Optional Termination pursuant to
                 Section 9.01 of the Pooling and Servicing Agreement, The Bank of New York, as Swap Contract Administrator for CWABS, Inc. Asset-Backed Certificates Series 2006-18 (the "Swap Contract Administrator"), pursuant to a Swap Contract Administration Agreement, hereby assigns all of its rights and delegates all of its duties and obligations to Countrywide Home Loans, Inc., and Countrywide Home Loans, Inc. hereby assumes all of the Swap Contract Administrator's rights, duties, and obligations, under the Assigned Transaction and the Confirmation arising on or after the date on which the Trust Fund (as defined in the Pooling and Servicing Agreement) is terminated pursuant to the terms thereof.

           (c) Effective as of and from the date on which the Trust Fund is terminated pursuant to the terms thereof, Remaining Party and the Swap Contract Administrator hereby release one another from all duties and obligations owed under and in respect of the Assigned Transaction and the Confirmation, and the Swap Contract Administrator hereby terminates its rights under and in respect of the Assigned Transaction. Remaining Party hereby consents to the assignment and delegation by the Swap Contract Administrator to Countrywide Home Loans, Inc. of all the rights, duties, and obligations of the Swap Contract Administrator under the Assigned Transaction pursuant to this Assignment Agreement.

           (d) Effective as of and from the date on which the Trust Fund is terminated pursuant to the terms thereof, Remaining Party hereby agrees that Countrywide Home Loans, Inc. may do one of the following with the Swap Contract Administrator's rights, duties, and obligations, under the Assigned Transaction and the Confirmation arising on or about the date on which the Trust Fund is terminated pursuant to the terms thereof:

                        (i) retain such rights, duties, and obligations;

                        (ii) assigns all of its rights and delegates all of
                 its duties and obligations to a third party effective upon the receipt of written consent from Remaining Party to such assignment; or


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


                        (iii) terminate the Assigned Transaction by giving
                 three Business Days' prior notice to Remaining Party (the "Optional Termination Date"). On the Optional Termination Date, if any, a termination payment (if any) shall be payable by the applicable party as determined by the Calculation Agent by the application of Section 6(e)(ii) of the Agreement, with Market Quotation and Second Method being the applicable method for determining the termination payment. The exercise of the right to terminate under this provision, shall not be an Event of Default under any of the other Transactions that are part of the Old Master Agreement. For purposes of the Optional Termination Date, Countrywide Home Loans, Inc. shall be the sole Affected Party.

           12. Counterparts. This Assignment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.


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


IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.


                                COUNTRYWIDE HOME LOANS, INC.



                                By: /s/ Darren Bigby
                                    ------------------------------------
                                Name:  Darren Bigby
                                Title: Executive Vice President


                                THE BANK OF NEW YORK, AS SWAP CONTRACT
                                ADMINISTRATOR FOR CWABS, INC. ASSET-BACKED
                                CERTIFICATES SERIES 2006-18



                                By: /s/ Courtney A. Bartholomew
                                    ------------------------------------
                                Name:  Courtney A. Bartholomew
                                Title: Vice President


                                SWISS RE FINANCIAL PRODUCTS CORPORATION



                                By: /s/ Linda H. Singer
                                    ------------------------------------
                                Name:  Linda H. Singer
                                Title: Vice President


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